UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2026

Hawthorn Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	0-23636	43-1626350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102 (Address of Principal Executive Offices) (Zip Code)
573-761-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	HWBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On October 30, 2026, Hawthorn Bancshares, Inc. issued a press release announcing its financial results for the three and nine months ended September 30, 2026. A copy of the press release is attached to this report as Exhibit 99.1.
The information set forth in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of Hawthorn Bancshares, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.
On October 30, 2026, Hawthorn Bancshares, Inc. announced that on October 28, 2026 its Board of Directors approved a quarterly cash dividend of $0.21 per common share. The dividend is payable on January 1, 2027 to shareholders of record at the close of business on December 15, 2026. A copy of the press release relating to such announcement is attached to this report as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description

99.1	Press release, dated October 30, 2026, issued by Hawthorn Bancshares, Inc. announcing its financial results for the three and nine months ended September 30, 2026
99.2	Press release, dated October 30, 2026, issued by Hawthorn Bancshares, Inc. announcing cash dividends
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2026	Hawthorn Bancshares, Inc. By: /s/ Brent M. Giles Name: Brent M. Giles Title: Chief Executive Officer

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